UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)
1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (406) 442-3080

______________________________________________

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2015 and effective September 1, 2015, the Board of Directors (the “Board”) of Eagle Bancorp Montana, Inc. (the “Company”) appointed each of Tanya Chemodurow and Shavon Cape to fill director vacancies at the Company and its wholly owned subsidiary, Opportunity Bank of Montana (the “Bank”). The Board voted to increase the number of Company directors from seven (7) to nine (9). In addition, the Bylaws of the Bank were amended to provide for two new Bank director positions which will be filled by Ms. Chemodurow and Ms. Cape. See Item 5.03 below.

The newly appointed directors of the Company will serve until the next annual meeting of the Company’s shareholders at which time it is expected that Ms. Chemodurow and Ms. Cape will be nominees of the Board for election by shareholders for a one year and two year term, respectively. Ms. Chemodurow and Ms. Cape will be appointed to Board Committees in the near future.

Ms. Chemodurow and Ms. Cape will be compensated through customary board fees and in accordance with the Company's Stock Incentive Plan, which is described in greater detail in the Company's definitive proxy statement on Schedule 14A relating to its 2015 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 18, 2015.

A copy of the Company's press release announcing the appointments of Ms. Chemodurow and Ms. Cape to the Board and providing information required to be disclosed under Item 404(a) of Regulation S-K is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and filed as Exhibit 99.1 hereto. There are no arrangements or understandings between Ms. Chemodurow and Ms. Cape and any other person pursuant to which she was selected either as a director or as a member of a committee.

Immediately prior to Ms. Chemodurow’s and Ms. Cape’s appointments, the Board approved an amendment to the Bylaws of the Company, as described in Item 5.03 below to increase the size of the Board from seven (7) members to nine (9) members.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2015, the Board of the Company approved an expansion of its Board from seven (7) to nine (9) members. Section 2 of Article III of the Bylaws of the Company requires that the number of directors range between five (5) and fifteen (15) members. The Bylaws of the Bank were amended by the Board of the Bank to increase the number of directors from seven (7) to nine (9) members.

The foregoing description of the actions of the Company is not complete and is qualified in its entirety to the complete copy of the Bylaws, as amended, filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Bylaws of Eagle Bancorp Montana, Inc., as amended.
99.1	Eagle Bancorp Montana, Inc. press release issued August 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.
Date: August 25, 2015	By:	/s/ Peter J. Johnson
Peter J. Johnson President and Chief Executive Officer